UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2017

PRECIPIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36439	91-1789357
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2017, Precipio, Inc. (the “Company”) completed its previously announced sale of 2,748 units, each consisting of one share of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), convertible into a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to $1,000 divided by $1.40, and warrants to purchase up to 1,962,857 shares of Common Stock with an exercise price of $1.63 per share (the “Warrants”) at a combined offering price of $1,000 per unit, in a registered direct offering (the “Offering”). The Offering was completed pursuant to the terms of a placement agency agreement dated as of November 2, 2017 (the “Placement Agreement”) between the Company and Aegis Capital Corp. (the “Placement Agent”).

The net proceeds received by the Company from the sale of the units were approximately $2.4 million, after deducting the placement agent fee and estimated offering expenses. The Company currently intends to use the net proceeds from the Offering for general corporate purposes, including, but not limited to, growth of the Company’s sales force and business development team, progression of the Company’s product development and working capital.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-201907) filed on February 6, 2015 and declared effective by the SEC on February 13, 2015 and a related prospectus supplement filed with the Securities and Exchange Commission (the “Commission”).

In connection with the closing of the Offering, the Company and the Placement Agent entered into an Amendment to the Placement Agreement, dated November 9, 2017 (the “Amendment”), and amended the form of Warrant previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2017. The form of Warrant provides that the anti-dilution protection set forth therein will not become operative until the Company has obtained approval of its stockholders of the Offering, including issuances of Common Stock in excess of the maximum number of shares issuable under the rules and regulations of the Nasdaq Capital Market. The foregoing is only a brief description of the material terms of the Amendment and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Amendment and the form of Warrant that are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

As a result of the issuance of the Preferred Stock and the Warrants in the Offering, the conversion price of the Company’s Series B Convertible Preferred Stock was automatically adjusted from $2.50 per share to $1.40 per share and the exercise price of the warrants to purchase Common Stock issued by the Company in its August 2017 underwritten public offering was automatically adjusted from $3.00 per share to $1.40 per share.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2017, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) that created its new Series C Preferred Stock, authorized 2,748 shares of Series C Preferred Stock and designated the preferences, rights and limitations of the Series C Preferred Stock. The terms of the Series C Preferred Stock are set forth in the Certificate of Designation which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On November 13, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation for Series C Preferred Stock

4.1	Form of Warrant

10.1	Amendment, dated November 9, 2017, to Placement Agency Agreement, dated November 2, 2017, by and between Precipio, Inc. and Aegis Capital Corp.

99.1	Press Release of Precipio, Inc. dated November 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date:    November 13, 2017